EXHIBIT 31.4

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

I, Nora E. Brennan, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Spectrum Pharmaceuticals, Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: May 1, 2023

/s/ NORA E. BRENNAN
Nora E. Brennan
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)